EXHIBIT 1.16

EXECUTION COPY

THORNBURG MORTGAGE, INC.

$50 million

8.00% Senior Notes due 2013

UNDERWRITING AGREEMENT

November 10, 2004

November 10, 2004

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

Ladies and Gentlemen:

     Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC (the “Underwriter”) $50 million principal amount of its 8.00% Senior Notes due 2013 (the “Offered Securities”) each to be issued under the indenture dated as of May 15, 2003 and the First Supplemental Indenture thereto dated as of May 15, 2003 (collectively, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee. The Offered Securities are described in the Prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-111784), including a base prospectus, relating to the Offered Securities being sold by the Company and incorporating by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement setting forth the terms of the offering, sale and plan of distribution of the Offered Securities and additional information concerning the Company and its business. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Registration Statement” and the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day (as defined below) following the date of this Underwriting Agreement (the “Agreement”) (or on such other day as the parties may mutually agree), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement and the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriter for use in connection with the offering of the Offered Securities.

     The Company and the Underwriter agree as follows:

     1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Offered Securities to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price of 105.65% of the principal amount thereof plus accrued interest from November 15, 2004 to the time of purchase (as hereinafter defined), U.S. $50 million principal amount of the Offered Securities. The Company is advised that the Underwriter intends (i) to make a public offering of the Offered Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered and (ii) initially to offer the Offered Securities upon the terms set forth in the Prospectus. As used herein “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading or commercial banks in the City of New York are open for business.

     2. Payment and Delivery. Payment of the purchase price for the Offered Securities shall be made to the Company by federal funds wire transfer against delivery of the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 26, 2004 (unless another time shall be agreed to by the Underwriter and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is herein sometimes called the “time of purchase.” For the purpose of expediting the checking of the form of global security for the Offered Securities by the Underwriter, the Company agrees to make such form of global security available to the Underwriter for such purpose at least one full Business Day preceding the time of purchase.

     3. Representations and Warranties of the Company. The Company and, where applicable, Thornburg Mortgage Advisory Corporation, the Company’s external manager (the “Manager”), represent and warrant to the Underwriter that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has been filed with, and has been declared effective under the Securities Act by, the Commission. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Securities Act on or before the second Business Day following the date of this Agreement. Neither the Company nor the Manager has distributed any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

     (b) Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase conformed or will conform in all material respects with the requirements of the Securities Act. Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriter that was furnished in writing to the Company by the Underwriter, specifically for use in the preparation thereof. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, or, to the knowledge of the Company, is threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Offered Securities for offering or sale in any jurisdiction nor has instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.

     (c) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

     (d) The Offered Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Underwriter pursuant to this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (e) The consolidated financial statements of the Company and the Subsidiaries (as defined below), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus are accurate in all material respects and fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act that are not so set forth or incorporated by reference therein.

     (f) The Prospectus delivered to the Underwriter for use in connection with this offering will be identical to the version of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

     (g) The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule A annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the charter and the by-laws of the Company and all amendments thereto have been delivered to the Underwriter and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase.

     (h) The Company has no “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) other than Thornburg Mortgage Depositor, LLC (“TMD”), Thornburg Mortgage Capital Resources, LLC (“TMCR”), Thornburg Mortgage Home Loans, Inc. (“TMHL”), Thornburg Mortgage Funding Corporation II (“Funding II”) and Thornburg Mortgage Acceptance Corporation II (“Acceptance II”) (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule B annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate or limited liability company power and authority necessary to own, hold, lease and/or operate its assets and properties and to conduct the business in which it is engaged and as described in the Prospectus. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificates of incorporation and of the by-laws of the Subsidiaries and all amendments thereto have been delivered to the Underwriter and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase.

     (i) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, directly or through TMHL, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each of TMD and TMHL. TMCR is wholly-owned by TMD. Funding II and Acceptance II are wholly owned by TMHL. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

     (j) The Manager has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, each of which is listed on Schedule C annexed hereto, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into this Agreement, and the Manager is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificate of incorporation and of the by-laws of the Manager and all amendments thereto have been delivered to the Underwriter and no changes therein will be made subsequent to the date hereof and prior to the time of purchase. The Manager has no “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act).

     (k) TMA Mortgage Funding Trust II (the “Trust”) has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act, in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus. The trustee for the Trust is the Wilmington Trust Company.

     (l) Neither the Company, any of the Subsidiaries, the Trust nor the Manager is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) their respective charters, by-laws or organizational documents, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, the Trust or the Manager is a party or by which the Company, the Subsidiaries, the Trust, the Manager or any of their respective assets or properties may be bound or affected. Except as set forth in Schedule D annexed hereto, to the knowledge of the Company and the Manager, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default in any respect thereunder. The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) any provision of the charter, by-laws or organizational documents, as the case may be, of the Company, any of the Subsidiaries, the Trust or the Manager, (ii) any provision of any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, the Trust or the Manager is a party or by which the Company, any of the Subsidiaries, the Trust or the Manager, or any of their respective assets or properties may be bound or affected, or, with respect to the Manager, which would have a material adverse effect on the ability of the Manager to perform its obligations under the Amended and Restated Management Agreement, dated as of July 1, 2004, between the Company and the Manager (the “Management Agreement”), or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries. Neither the Company, any of the Subsidiaries, the Trust nor the Manager has, at any time during the past five years, (i) made any unlawful contributions to any candidate for any political office or failed fully to disclose any contribution in violation of law or (ii) made any payment to any state, federal or foreign government official or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

     (m) As of September 30, 2004, as of the date of this Agreement and as of the time of purchase, the Company had, has or will have an authorized, issued and outstanding capitalization as set forth under the headings “Actual,” and “As adjusted,” respectively, in the section of the Prospectus Supplement entitled “Capitalization.” All of the issued and outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

     (n) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (o) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Offered Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

     (p) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture or with the taking by the Company of any action contemplated hereunder or thereunder other than (i) registration of the Offered Securities under the Securities Act or (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriter.

     (q) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issuance and sale of the Offered Securities to the Underwriter hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Offered Securities or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Offered Securities or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof.

     (r) PricewaterhouseCoopers LLP (“PWC”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their report, were independent public accountants as required by the Securities Act. PWC is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

     (s) Each of the Company, the Subsidiaries, the Trust and the Manager has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus, except where the failure to obtain such licenses, permits, authorizations, consents and approvals would not have a Material Adverse Effect. Each of the Company, the Subsidiaries, the Trust and the Manager has obtained all accreditation or certification required by any applicable law from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company, any of the Subsidiaries, the Trust nor the Manager is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries, the Trust or the Manager.

     (t) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no legal or governmental proceedings, contracts, leases or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company, any of the Subsidiaries, the Trust or the Manager, as the case may be, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Subsidiaries, the Trust or the Manager, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (u) Except as set forth in Schedule 3(u) attached hereto, there are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the Company’s knowledge, threatened to which the Company, any of the Subsidiaries, the Trust or the Manager or any of their respective officers or directors is a party or of which the properties or other assets of any such entity is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order.

     (v) During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

     (w) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or otherwise), business, net worth, properties, assets or results of operations of the Company, the Subsidiaries and the Trust, taken as a whole. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and during the time that a prospectus relating to the Offered Securities is required to be delivered under the Securities Act, there has not been and will not be (i) any transaction which is material to the Company, the Subsidiaries and the Trust, except transactions in the ordinary course of business, (ii) any obligation, direct or contingent, which is material to the Company, the Subsidiaries and the Trust taken as a whole, incurred by the Company, the Subsidiaries or the Trust, except obligations incurred in the ordinary course of business, (iii) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries except pursuant to Section 4(m) hereof, or (iv) except for regular quarterly dividends on the common stock, par value $0.01 per share, of the Company (the “Common Stock”), in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company, the

Subsidiaries nor the Trust has any material contingent obligation which is not disclosed in the Registration Statement or Prospectus.

     (x) There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

     (y) Neither the Company, the Subsidiaries nor the Trust has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect. Since it first became a publicly-registered entity, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect.

     (z) Each of the Company, the Subsidiaries, the Trust, the Manager and each of their respective officers, directors and controlling Persons has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the outstanding debt securities of the Company to facilitate the sale of the Offered Securities.

     (aa) Except as set forth in Schedule E annexed hereto, neither the Company nor any of the Subsidiaries, the Trust or its affiliates (including the Manager) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers (“NASD”)) any member firm of the NASD.

     (bb) The Company has not relied upon the Underwriter or its legal counsel for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

     (cc) Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (dd) As of the date of this Agreement, the investment portfolio (other than cash and cash equivalents) of the Company consists of adjustable-rate mortgage securities and adjustable-rate mortgage loans. As of the date of this Agreement, the derivative financial instruments held by the Company consist solely of interest rate cap agreements, interest rate swap agreements and eurodollar futures contracts. As of the date of this Agreement and except as otherwise disclosed in the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003 or in any Quarterly Report on Form 10-Q subsequently filed with the Commission, including making any change to any stated investment percentages or guidelines or the stated equity-to-assets ratio currently employed by the Company, the Subsidiaries and the Trust. The Company, the Subsidiaries and the Trust have good and marketable title to all properties and assets owned, directly or indirectly, by the Company, the Subsidiaries and the Trust, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company, the Subsidiaries and the Trust. Except for “real estate owned” properties owned by the Company as a result of foreclosures on delinquent loans, if any, the Company, the Subsidiaries and the Trust do not own any real property. Any real property and buildings held under lease by the Company, the Subsidiaries and the Trust are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries.

     (ee) Each of the Company, the Subsidiaries and the Trust has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor the Manager has knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company, any of the Subsidiaries or the Trust. To the knowledge of the Company and the Manager, there are no tax returns of the Company, the Subsidiaries or the Trust that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

     (ff) The Company, the Subsidiaries and the Trust own or possess adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intellectual property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company, the Subsidiaries and the Trust to conduct their business as described in the Prospectus, and the Company, the Subsidiaries and the Trust have not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

     (gg) TMHL owns or possesses adequate and validly issued licenses, or is otherwise authorized by law, to originate loans as a mortgage lender in all states in which TMHL has originated or is currently originating loans. As of the date of this Agreement, TMHL is licensed, or is otherwise authorized by law, to originate loans in each of the jurisdictions set forth on Schedule F annexed hereto. To the knowledge of the Company and the Manager, all third-party service providers used, employed, hired or otherwise contracted with by the Company or any of the Subsidiaries have obtained all necessary licenses or other relevant authorization to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or the Subsidiaries.

     (hh) Each of the Company, the Subsidiaries, the Trust and the Manager maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ii) Each of the Company, the Subsidiaries and the Trust is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged, including, but not limited to, directors’ and officers’ insurance and insurance covering real and personal property owned or leased by the Company, the Subsidiaries and the Trust against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the

Company, the Subsidiaries, the Trust nor the Manager has been refused any insurance coverage which has been sought and applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (jj) Neither the Company, the Subsidiaries, the Trust nor the Manager is in violation, and has not received notice of any violation with respect to, any applicable local, state or federal environmental, safety or similar law applicable to the business of the Company, the Subsidiaries and the Trust. Each of the Company, the Subsidiaries, the Trust and the Manager has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and each of the Company, the Subsidiaries, the Trust and the Manager is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

     (kk) Neither the Company, the Subsidiaries, the Trust nor any of their affiliates has incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriter pursuant to this Agreement.

     (ll) There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company, the Subsidiaries, the Trust or the Manager which are likely to have individually or in the aggregate a Material Adverse Effect. None of the employees of the Company, the Subsidiaries or the Trust is represented by a union and, to the knowledge of the Company, no union organizing activities are taking place. To the knowledge of the Company and the Manager, neither the Company, the Subsidiaries, the Trust nor the Manager has violated any federal, state or local law relating to discrimination in hiring, promotion or pay of employees, or any applicable wage or hour laws, or the rules and regulations thereunder, which might, individually or in the aggregate, result in a Material Adverse Effect.

     (mm) Neither the Company, the Subsidiaries, the Trust nor, to the knowledge of the Company and the Manager, any employee or agent of the Company, the Subsidiaries or the Trust, has made any payment of funds of the Company, the Subsidiaries or the Trust, or received or retained any funds, in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, the Subsidiaries, the Trust or the Manager, on the one hand, and the directors, officers and stockholders of the Company, the Subsidiaries, the Trust or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

     (nn) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of the Offered Securities will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a “real estate investment trust” (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). The proposed method of operation of the Company and each of the Subsidiaries and the Trust as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

     (oo) Neither the Company, the Subsidiaries nor the Trust is and, after giving effect to the offering and sale of the Offered Securities, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     (pp) The Manager has full legal right, power and authority to perform its duties in accordance with and under the Management Agreement and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). To the knowledge of the Company and the Manager, there is no breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement by the Manager.

     (qq) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, the Trust or the Manager, on the one hand, and the directors, officers, stockholders or trustees of the Company, any of the Subsidiaries, the Trust or the Manager, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries or the Trust to or for the benefit of any of the officers or directors of the Company, any of the Subsidiaries or the Manager or any of the members of the families of any of them.

     (rr) The Company, the Subsidiaries and the Trust are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Subsidiaries and the Trust would have any liability. The Company, the Subsidiaries and the Trust have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which the Company, the Subsidiaries or the Trust would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (ss) The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

     (tt) At the time of purchase, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

     (uu) Neither the Company nor any of its Subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     (vv) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company for any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

     (ww) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such Subsidiary’s capital stock, repaying to the Company any loans or advances to such Subsidiary from the Company or transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary except for restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under existing agreements or restrictions that require a subsidiary to service its debt obligations before making dividends, distributions or advancements in respect of its capital stock.

     4. Certain Covenants of the Company. The Company and, where applicable, the Manager hereby covenant and agree with the Underwriter that:

     (a) The Company will furnish such information as may be required and otherwise will cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may designate and maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities). The Company will promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

     (b) The Company will prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m., New York City time, on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree and will furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m., New York City time, on or before the second Business Day following the date of this Agreement or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

     (c) The Company will advise the Underwriter immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to the Registration

Statement or the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, any other filing of the Company under the Securities Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, the Registration Statement or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction or (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. The Company will promptly provide the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Securities under the Securities Act or, prior to the termination of the underwriting syndicate contemplated in this Agreement, relating to any documents incorporated by reference into the Registration Statement or the Prospectus. The Company will advise the Underwriter promptly of any proposal to amend or supplement the Prospectus or, prior to the termination of the underwriting syndicate contemplated in this Agreement, the Registration Statement, including by filing any documents that would be incorporated therein by reference, will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement and will not file any such amendment or supplement to which the Underwriter shall object in writing.

     (d) The Company will use its best efforts to advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing when, prior to the termination of the underwriting syndicate contemplated in the Agreement, any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

     (e) The Company will furnish to the Underwriter for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K or such other similar form as may be designated by the Commission, (iii) if different than the items contained in clauses (i) and (ii) above, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed (other than correspondence or other similar communications) and (iv) such other information as the Underwriter may reasonably request regarding the Company, the Subsidiaries or the Trust, in each case as soon as such communications, documents or information become available.

     (f) The Company will advise the Underwriter promptly of the happening of any event known to the Company or the Manager within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law. If within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Securities Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Underwriter or its counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriter and to dealers copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law.

     (g) The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (h) The Company will furnish to the Underwriter a copy of the signed Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Underwriter may reasonably request.

     (i) The Company will apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

     (j) The Company will use its best efforts to furnish to the Underwriter, not less than two Business Days before a filing with the Commission during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and during such period to file all such documents in a manner and within the time periods required by the Exchange Act.

     (k) The Company will furnish to the Underwriter, as early as practicable prior to the time of purchase, but not later than two Business Days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company, the Subsidiaries and the Trust which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof.

     (l) The Company, the Subsidiaries and the Trust will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company, the Subsidiaries and the Trust, (iii) access to the assets of the Company, the Subsidiaries and the Trust is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company, the Subsidiaries and the Trust are compared with existing assets at reasonable intervals.

     (m) Neither the Company, the Subsidiaries, the Trust nor the Manager will sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement, or amend any effective registration statement under the Securities Act relating to, any debt securities, or any securities convertible into, or exercisable, exchangeable or redeemable for debt securities, or publicly disclose the intention to make any such offer, sale, contract to sell, pledge, disposition, filing or amendment, for a period of 90 days after the date hereof, without the prior written consent of the Underwriter, which consent will not be unreasonably withheld.

     (n) The Company will engage and maintain, at its expense, a registrar and transfer agent for the Offered Securities.

     (o) The Company will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriter, except as set forth under Section 5 hereof or (iii) or (iv) below) in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Offered Securities by the Company, (iii) as relating to the offering by the Company of the Offered Securities, the word processing and/or printing of this Agreement, the Indenture, any dealer agreements, any statements of information, any custody agreement and any powers of attorney, as applicable, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any registration of the Offered Securities under the Exchange Act, (vi) the filing, if any, for review of the public offering of the Offered Securities by the NASD and (vii) the performance of the Company’s other obligations hereunder.

     (p) Prior to termination of the underwriting syndicate contemplated by this Agreement, neither the Company, the Subsidiaries, the Trust nor the Manager will (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Offered Securities, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions hereof) any compensation for soliciting purchases of the Offered Securities, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company.

     (q) The Company will comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Offered Securities as contemplated by the provisions hereof and the Prospectus.

     (r) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended, or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to or on behalf of the Company from the Commodity Futures Trading Commission.

     (s) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

     (t) The Company and the Subsidiaries have been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

     (u) The Company will not be or become, at any time prior to the expiration of three years after the date of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

     (v) The Company has retained PWC (for all periods after January 1, 1999) as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act.

     (w) Prior to the time of purchase, neither the Company, the Subsidiaries, the Trust nor the Manager will issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the Subsidiaries or the Trust, the financial condition, results of operations, business, properties, assets or liabilities of the Company, the Subsidiaries or the Trust, or the offering of the Offered Securities, without the Underwriter’s prior written consent, which shall not be unreasonably withheld.

     (x) The Company, the Subsidiaries and the Trust will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Principal Financial Officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company, the Subsidiaries and the Trust is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

     (y) The Company, the Subsidiaries and the Trust will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

     5. Reimbursement of Underwriter’s Expenses. If the Offered Securities are not delivered for any reason other than the termination of this Agreement pursuant to the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriter for all of its out-of-pocket expenses, including the fees and disbursements of its counsel.

     6. Conditions of Underwriter Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Manager on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Company shall cause to be furnished to the Underwriter at the time of purchase an opinion of Dechert LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase and in form satisfactory to Clifford Chance US LLP, counsel for the Underwriter, substantially in the form of Exhibit A attached hereto.

     (b) The Underwriter shall have received from PWC, a letter dated, the date of this Agreement and the time of purchase and addressed to the Underwriter in the form heretofore approved by the Underwriter relating to the financial statements, including any pro forma financial statements of the Company and the Subsidiaries and such other matters customarily covered by comfort letters issued in connection with a registered public offering.

     In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriter that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriter deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Underwriter, make it impractical or inadvisable to proceed with the purchase and delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus.

     (c) The Underwriter shall have received at the time of purchase the favorable opinion of Clifford Chance US LLP, counsel for the Underwriter, dated the time of purchase in a form satisfactory to the Underwriter. In rendering the foregoing opinion, such counsel may rely, as to matters involving the laws of the State of Maryland, upon the opinion addressed to the Underwriter of Dechert LLP, counsel for the Company.

     (d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Underwriter objects in writing.

     (e) Prior to the time of purchase (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (f) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the time of purchase shall have been made within the applicable time period prescribed for such filing by Rule 424.

     (g) Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition, net worth or prospects of the Company, the Subsidiaries or the Trust shall occur or become known and (ii) no transaction which is material and unfavorable to the Company, the Subsidiaries, the Trust or the Manager shall have been entered into by the Company, any of the Subsidiaries or the Trust.

     (h) The Company will, at the time of purchase, deliver to the Underwriter a certificate of two of its executive officers (one of which shall be Garrett Thornburg) to the effect that the representations and warranties of the Company and the Manager as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and that the conditions set forth in paragraphs (e) and (g) of this Section 6 have been met.

     (i) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase, as the Underwriter may reasonably request.

     (j) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter at any time prior to the time of purchase, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise occurs which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (iii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) occurs, or any public announcement is made that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating or any announcement that the Company has been placed on negative outlook); (iv) any change occurs in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (v) any material suspension or material limitation of trading in securities generally on the NYSE has occurred, or any minimum prices for trading on such exchange have been set; (vi) any securities of the Company on any exchange or in the over-the-counter market have been suspended; (vii) any banking moratorium shall have been declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States occurs or (ix) there occurs any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Congress shall have declared war or any other national or international calamity or emergency shall have occurred if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     If the sale to the Underwriter of the Offered Securities, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

     8. Indemnity and Contribution.

     (a) The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

     (b) The Underwriter will indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the information contained in the sixth and seventh paragraphs under the caption “Underwriting.”

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities

Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

     9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (with a copy to Clifford Chance US LLP, Attention: Jay L. Bernstein, facsimile number (212) 878-8375), and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, Attention: Larry Goldstone, President (with a copy to Dechert LLP, Attention: Michael Jeffers, facsimile number (949) 442-6010).

     10. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     11. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     12. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriter, the Company and to the extent provided in Section 8 hereof the controlling Persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other Person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

     13. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     14. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Underwriter’s respective businesses and/or assets.

     If the foregoing correctly sets forth the understanding among the Company, the Manager and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Manager and the Underwriter, severally.

Very truly yours,

THORNBURG MORTGAGE, INC.

	By:	/s/ Larry A. Goldstone

Name: Larry A. Goldstone
Title: President and Chief Operating Officer

Accepted and agreed to as of the date first above written

Credit Suisse First Boston LLC

By:	/s/ Andrew Rosenburgh

Name: Andrew Rosenburgh
Title: Managing Director

Accepted and agreed to as of the
date first above written, only as
to the representations and
warranties of the Manager as set
forth in Section 3 hereof and the
applicable covenants in Section 4
hereof.

THORNBURG MORTGAGE ADVISORY CORPORATION

By:	/s/ Garrett Thornburg

Name: Garrett Thornburg
Title: Chief Executive Officer